SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
         Date of Report (Date of earliest event reported)  March 16 1998



                            ONE VALLEY BANCORP, INC.
            (Exact name of registrant as specified in its charter)



         West Virginia                 0-10042                 55-0609408
(State or other jurisdiction         Commission            (I.R.S. Employer
of incorporation or organization)    File Number)          Identification No.)



              One Valley Square, Charleston, West Virginia   25326
                    (Address of principal executive offices)
                                  (Zip Code)



                               (304) 348-7000
              (Registrant's telephone number, including area code)



                                Not applicable
   (Former name, address, and fiscal year, if changed since last report)

                           One Valley Bancorp, Inc.

Item 5. Other Events

On March 16, 1998, One Valley Bancorp, Inc., a West Virginia corporation (the "Registrant"), issued the following press release:

                        ONE VALLEY ANNOUNCES EFFECT OF
                        NON-RECURRING FFVA CHARGES ON
                      ANTICIPATED FIRST QUARTER EARNINGS

    One Valley Bancorp, Inc. (NYSE: OV) announced that due to the impact of one time charges connected with completing the FFVA Financial Corporation (NASDAQ - NNM: FFFC) acquisition in the first quarter,
    rather than   in the second quarter as originally planned; One Valley's
    first quarter pooled earnings (which will include FFVA) may be up to $ .03 per share below the consensus estimate of $ .55 published by First Call Corporation in the First Call Estimate Monitor. If the transaction was not closing in the first quarter, One Valley's basic earnings per share would approximate the $ .55 estimate.

    On March 11, 1998, One Valley announced that it planned to complete its acquisition of FFVA Financial Corporation on March 30, 1998. Since the transaction is expected to be treated as a pooling of interests for accounting purposes, FFVA's legal and investment banking fees connected with the transaction will be included in the combined operating results which One Valley will report for the first quarter. In addition, the computation of basic earnings per share for the first quarter is impacted by the planned issuance immediately prior to closing of 675,000 shares of FFVA stock necessary to meet the pooling of interests accounting requirements.

    Included in the December 16, 1997, announcement regarding its acquisition of FFVA, One Valley provided an earnings estimate of approximately $2.22 per share for 1998 on a pro forma combined basis. At this time, One Valley continues to anticipate full year combined operating results at that level.

    One Valley, with headquarters in Charleston, West Virginia, is the largest bank holding company based in West Virginia with $4.9 billion in total assets. One Valley operates as a super community bank with 11 affiliate banks and 103 locations - 78 in West Virginia and 25 in Virginia. Following its pending merger with FFVA Financial, One Valley Bancorp will be a $5.5 billion asset company with 115 locations.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            One Valley Bancorp, Inc.


DATE     March 16, 1998

                                            BY /s/ Laurance G. Jones
                                                    Laurance G. Jones
                                                   (Executive Vice President &
                                                     Chief Financial Officer)